UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 13, 2023

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by DMC Global Inc. (the “Company”) on January 17, 2023 (the “Prior 8-K”), Kevin Longe, previously the Chief Executive Officer of the Company, stepped down effective January 15, 2023 and was expected to enter into a separation agreement with the Company pursuant to which, among other things, Mr. Longe would receive compensation consistent with a termination without cause under his employment agreement with the Company, including 18 months of salary, a lump sum cash payment, and accelerated vesting of certain outstanding equity awards. On February 13, 2023, the Company and Mr. Longe entered into a Severance and Release Agreement (the “Agreement”) on terms consistent with those anticipated in the Prior 8-K, including provisions pursuant to which Mr. Longe will receive, subject to the terms and conditions of the Agreement, (i) 18 months of salary, (ii) a lump sum cash payment of $626,100, (iii) a further cash payment of approximately $743,040 in lieu of a bonus for 2022 and (iv) the vesting of certain grants of performance units.

The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
10.1	Severance and Release Agreement, dated February 13, 2023, by and between DMC Global Inc. and Kevin Longe.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	February 16, 2023	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President & Chief Legal Officer